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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated March 22, 1999 except as to Note 14 as to which the date is September __, 1999, and our report dated August 16, 1999 in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Miami Cruiseline Service Holdings I B.V. for the registration of 000,000 shares of its common stock.


Miami, Florida
September __, 1999

The foregoing consent is in the form that will be signed upon the restatement of capital accounts and the name change described in Note 14 to the consolidated financial statements.


                                       /s/ Ernst & Young LLP


Miami, Florida
August 18, 1999